Exhibit 3.2

AMENDED AND RESTATED BYE-LAWS

OF

TOWER GROUP INTERNATIONAL, LTD.

(Adopted as of March 13, 2013)

i

40. Secretary	13
41. Assistant Treasurers and Assistant Secretaries	13
42. Register of Directors and Officers	13
MINUTES	14
43. Obligations of Board to keep minutes	14
INDEMNITY	14
44. Indemnification of Directors and Officers of the Company	14
45. Waiver of claim by Member	16
MEETINGS	16
46. Place of meetings	16
47. Annual general meeting	16
48. Special general meeting	16
49. Annual and special general meeting procedures	16
50. Voting	18
51. Written resolutions	20
52. Quroum	21
53. Notice of meeting	21
54. Short notice	21
55. Postponement or cancellation of meetings	22
56. Adjournment of meetings	22
57. Decision of chairman	22
58. Instrument of proxy	22
59. Representation of corporations at meetings	24
SHARE CAPITAL AND SHARES	24
60. Rights of shares	24
61. Power to issue shares	24
62. Variation of rights and alteration of share capital	26
63. Registered holder of shares	26
64. Death of a joint holder	26
65. Share certificates	27
66. Calls on shares	27
67. Forfeiture of shares	27
REGISTER OF MEMBERS	27
68. Contents of Register of Members	27
69. Inspection of Register of Members	28
70. Determination of record dates	28
TRANSFER OF SHARES	28
71. Instrument of transfer	28
72. Restriction on transfer	29
73. Transfers by joint holders	29
74. Lien on shares	30
TRANSMISSION OF SHARES	30
75. Representative of deceased Member	30
76. Registration on death or bankruptcy	31
DIVIDENDS AND OTHER DISTRIBUTIONS	31
77. Declaration of dividends by the Board	31

ii

78. Other distributions	31
79. Reserve fund	31
80. Deduction of amounts due to the Company	31
81. Unclaimed dividends	32
82. Interest on dividend	32
CAPITALIZATION	32
83. Issue of bonus shares	32
ACCOUNTS AND FINANCIAL STATEMENTS	32
84. Records of account	32
85. Financial year end	33
86. Financial statements	33
AUDIT	33
87. Appointment of Auditor	33
88. Remuneration of Auditor	33
89. Vacancy of office of Auditor	33
90. Access to books of the Company	33
91. Report of the Auditor	33
NOTICES	34
92. Notices to Members of the Company	34
93. Notices to joint Members	34
94. Service and delivery of notice	34
SEAL OF THE COMPANY	35
95. The seal	35
96. Manner in which seal is to be affixed	35
WINDING UP	35
97. Winding up/distribution by liquidator	35
ALTERATION OF BYE-LAWS	35
98. Alteration of Bye-laws	35
AMALGAMATION AND MERGER VOTING	36
99. Member Vote to Approve an Amalgamation or Merger	36

Schedule – Form A (Bye-law 71)

iii

INTERPRETATION

1. Interpretation

(1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings:

(a) “Act” means the Companies Act 1981 as amended from time to time;

(b) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person, provided, that no Member of the Company shall be deemed an Affiliate of another Member solely by reason of an investment in the Company. For purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise;

(c) “Auditor” means any Person appointed to audit the accounts of the Company;

(d) “Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(e) “Business Day” means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda or The City of New York, United States, are authorised or obligated by law or executive or other order to close;

(f) “Cause” means (i) habitual drug or alcohol use which impairs the ability of the Director to perform his/her duties hereunder; (ii) Director’s conviction by a court of competent jurisdiction, or a pleading of “no contest” or guilty to a felony or the equivalent if outside the United States; (iii) Director’s engaging in fraud, embezzlement or any other illegal conduct with respect to the Company, which acts are materially harmful to, either financially, or to the business reputation of, the Company; (iv) Director’s willful failure or refusal to perform his or her duties as a director, or (vi) the Director otherwise breaches any material written Company policy regarding the conduct of its directors and such breach results in material economic or reputational harm to the Company;

(g) “Common Shares” means the common shares of the Company, initially having a par value of US$0.01 per share, and includes a fraction of a Common Share;

(h) “Company” means the company for which these Bye-laws are approved and confirmed;

(i) “Director” means a director of the Company;

(j) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

(k) “general meeting,” “general meeting of the Company,” “special general meeting” and “special general meeting of the Company” each means a meeting of the Members of the Company having the right to attend and vote thereat;

(l) “Member” means the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

(m) “Notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(n) “Officer” means any Person appointed by the Board to hold an office in the Company;

(o) “Person” means any individual, company, corporation, firm, partnership, limited liability company, trust or any other business, enterprise, entity or person, whether or not recognised as constituting a separate legal entity;

(p) “Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;

(q) “Register of Members” means the Register of Members referred to in these Bye-laws;

(r) “Resident Representative” means any Person appointed to act as resident representative and includes any deputy or assistant resident representative;

(s) “Secretary” means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary and any Person appointed by the Board to perform any of the duties of the Secretary;

(t) “Securities Act” means the United States Securities Act of 1933, as amended from time to time, or any federal statute from time to time in effect which has replaced such statute, and any reference in these Bye-laws to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

(u) “share” means any share or any class or series of shares in the share capital of the Company, whether issued and outstanding or not, and includes a fraction of a share;

(v) “Subsidiary”, with respect to any Person, means a company, more than fifty percent (50%) (or, in the case of a wholly owned subsidiary, one hundred percent (100%)) of the outstanding voting shares of which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or any such Person and one or more other Subsidiaries;

(w) “Treasury Share” means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;

(x) “United States” and “U.S.” each means the United States of America and any territory and political subdivision thereof;

(2) In these Bye-laws, where not inconsistent with the context:

(a) words denoting the plural number include the singular number and vice versa;

(b) words denoting the masculine gender include the feminine gender;

(c) words importing persons include companies, associations or bodies of persons whether corporate or not;

(d) the word:

(i) “may” shall be construed as permissive; and

(ii) “shall” shall be construed as imperative;

(e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws; and

(f) the term “entire Board” means the total number of Directors that the Company would have if there were no vacancies.

(3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

(4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

(5) In these Bye-laws, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto, (b) the word “Board” in the context of the exercise of any power contained in these Bye-laws includes any committee consisting of one or more individuals appointed by the Board, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated in accordance with these Bye-laws, (c) no power of delegation shall be limited by the existence of any other power of delegation and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any Person who is for the time being authorised to exercise it under Bye-laws or under another delegation of the powers.

(6) In applying any provision of these Bye-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

BOARD OF DIRECTORS

2. General powers

The property, affairs and business of the Company shall be managed and conducted by the Board.

3. Management of the Company

(1) In managing the property, affairs and business of the Company, the Board may exercise all such powers of the Company as are not, by applicable law or by these Bye-laws, required to be exercised by the Company in general meeting and the business, property and affairs of the Company shall be so controlled by the Board. The Board also may present any petition and make any application in connection with the winding up, liquidation or reorganization of the Company.

(2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

4. Number of Directors

Subject to the rights, if any, of holders of preferred shares of the Company to elect Directors of the Company, the Board shall consist of no fewer than five (5) or more than thirteen (13) Directors, the exact number thereof to be determined from time to time by resolution duly adopted by the Board.

5. Classified Board; Election of Directors

The Directors of the Company, subject to the rights, if any, of the holders of preferred shares of the Company, shall be elected by the Members and classified with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible, one class (“Class I”) whose initial term expires at the 2013 annual general meeting of the Company, another class (“Class II”) whose initial term expires at the 2014 annual general meeting of the Company, and another class (“Class III”) whose initial term expires at the 2015 annual general meeting of the Company, with each class to hold office until its successors are elected. Except as otherwise provided in Bye-laws 7 and 12, at each annual general meeting of the Company, and subject to the rights, if any, of the holders of preferred shares of the Company, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual general meeting of the Company held in the third year following the year of their election. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office.

6. Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, be as valid as if every such person had been duly appointed to be a Director or act in the relevant capacity.

7. Resignations of Directors

Any Director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

8. Vacancies of Directors

(1) Subject to the rights of the holders, if any, of preferred shares of the Company to elect additional Directors under specified circumstances, if the office of any Director becomes vacant for any reason, including but not limited to newly created directorships resulting from any increase in the number of Directors or a vacancy resulting from the removal of a Director for Cause, the remaining Directors in office, by a majority vote may appoint any person to fill such vacancy. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated, provided, that any Director elected to fill a newly created directorship shall be of the class specified by the Board at the time the newly created directorship was created. A Director elected to fill a vacancy of a newly created directorship shall hold office until his or her successor has been elected or until his office is otherwise vacated pursuant to Bye-law 8(3).

(2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (a) summoning a general meeting of the Company or (b) preserving the assets of the Company.

(3) The office of Director shall be deemed to be vacated if the Director:

(a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) is or becomes of unsound mind or dies; or

(d) resigns his or her office by notice in writing to the Company.

9. Meetings of Directors

(1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board must be provided at least two (2) days in advance of such meeting, and must state the date, time, place (which shall not be in the United States of America) and the general nature of the business to be considered at the meeting unless the Directors unanimously agree to waive notice of such meeting. Notwithstanding the foregoing, shorter notice shall be valid if it is reasonable under the circumstances.

(2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director orally in person or by telephone or otherwise communicated or sent to such Director by post, electronic mail, facsimile or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

10. Quorum of the Board

A majority of the entire Board shall constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board, unless otherwise provided by applicable law or these Bye-laws. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

11. Compensation

Directors and members of any committee created by the Board shall be entitled to such reasonable compensation for their services as Directors and members of such committee as shall be fixed from time to time by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board or of any such committee meetings. Any Director receiving such compensation shall not be barred from serving the Company in any other capacity.

12. Removal of Directors

(1) Members holding a majority of the issued and outstanding shares entitled to vote at a special general meeting or conferring the right to vote on a resolution to remove a Director may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director for Cause.

(2) Any of the Directors may be removed for Cause by the affirmative vote of a majority of the entire Board then in office.

(3) A Director may be removed by the Members or Directors only at a special general meeting or Board meeting, respectively, called for the purpose of removing him or her, and the meeting notice must contain a statement of the intention so to do and be served on such Director not less than fourteen (14) days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

13. Unanimous written resolutions

A resolution in writing signed by all the Directors or a committee thereof, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board or a committee thereof duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution, provided, that no such resolution shall be valid unless the last signature of a Director is affixed outside the United States of America. Such resolution shall be deemed to be adopted as an act of the Board or committee thereof, at the place where, and at the time when, the last signature of a Director is affixed thereto. This Bye-law shall not apply to a resolution passed for the purpose of removing a Director for Cause before the expiration of his term under these Bye-laws.

14. Participation in meeting by telephone

Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of such telephone, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

15. Power to authorise specific actions

The Board may from time to time and at any time authorise any Person or body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument in the name and on behalf of the Company.

16. Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period (or for unspecified length of time) and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

17. Power to appoint and dismiss employees

The Board may appoint, suspend or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

18. Power to borrow and charge property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

19. Exercise of power to purchase shares of or discontinue the Company

(1) Purchase of common shares

The Company shall have the power to purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit. The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

(2) Power to discontinue the Company

The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

20. Alternate Directors

(1) Any Director (other than an Alternate Director) may at any time by notice appoint any Person to be his alternate Director (an “Alternate Director”). Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the registered office of the Company, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by resolution of the Board. Subject as aforesaid, the office of Alternate Director shall continue until the Alternate Director’s appointor ceases for any reason to be a Director. An Alternate Director may act as alternate to more than one Director provided that such person shall not be counted more than once in determining whether or not a quorum is present.

(2) An Alternate Director shall cease to be an Alternate Director (i) if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an Alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment, (ii) on the happening of any event in relation to the Alternate Director which, if it occurred in relation to his appointor, would result in the termination of the appointor’s directorship, (iii) if he resigns his office by notice to the Company, (iv) if his appointor revokes the appointment in accordance with Bye-law 20(1) or (v) if such Alternate Director is removed by resolution of the Board in accordance with Bye-law 20(1).

(3) An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

(4) Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director.

21. Contracts and disclosure of Directors’ interests

(1) Any Director, or any Person associated with, related to or affiliated with any Director, may act in a professional capacity for the Company and such Director or such Person shall be entitled to reasonable remuneration for professional services as if such Director were not a Director, provided, that nothing herein contained shall authorise a Director or Director’s firm, partner or a company associated with, related to or affiliated with a Director to act as Auditor of the Company.

(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22. Other interests of Directors

A Director may be or become a director or other officer of or otherwise interested in any Person promoted by the Company or in which the Company may be interested as a member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a director or officer of, or from his or her interest in, such other Person. The Board may also cause the voting power conferred by the shares in any Person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other Person, or voting or providing for the payment of remuneration to the directors or officers of such Person.

COMMITTEES

23. Committees

(1) The Board may, by resolution passed by a majority of the entire Board, designate one (1) or more committees of the Board, each consisting of one (1) or more members. To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board in the management of the business and affairs of the Company. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board.

(2) The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Each committee shall keep regular minutes and report to the Board when required.

24. Resignation from committees

Any member of a committee may resign at any time upon notice to the Board. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

25. Quorum of committees

A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

26. Record of proceedings

Each committee shall keep a record of its acts and proceedings and shall report the same to the Board when and as required by the Board.

27. Organization, meetings, notices for committees

A committee may hold its meetings at the principal office of the Company, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Any notice of a meeting of such committee may be given by the Secretary of the Company or by the chairman of the committee and shall be sufficiently given if given to each member at least two (2) days before the day on which the meeting is to be held. Notice of a meeting need not be given to any member who submits a signed waiver of notice before or after the meeting, nor to any Director who attends the meeting without protesting the lack of notice prior to the meeting or at its commencement.

28. Compensation for committee members

The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board.

OFFICERS

29. General

The officers of the Company shall be chosen by the Board and shall include a Chief Executive Officer, a President and a Secretary. The Board, in its discretion, may also choose a Chairman of the Board (who must be a Director), Chief Financial Officer, Assistant Chief Financial Officers, Controller, Treasurer, Secretary, Assistant Treasurers and one or more Vice Presidents, Assistant Secretaries, and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or these Bye-laws. The officers of the Company need not be Directors of the Company except in the case of the Chairman of the Board.

30. Appointment of officers

The Board at its first meeting held after each annual general meeting of the Company shall appoint the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board; and all officers of the Company shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Company shall be filled by the Board. The salaries of all officers of the Company shall be fixed by the Board.

31. Voting securities owned by the Company

Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

32. Removal of officers

Any officer of the Company may be removed from office, for or without Cause, by a vote of a majority of the Board.

33. Resignation of officers

Any officer of the Company may resign at any time upon notice to the Company. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

34. Other officers and agents

The Board may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

35. Chairman of the Board

The Chairman of the Board, and if not, the Chief Executive Officer provided that the Chief Executive Officer is also a Director, if there be one, shall act as chairman at all meetings of the Board and shall have and perform such other duties as from time to time may be assigned to him or her by the Board. In their absence a chairman shall be appointed or elected by the Directors present at the meeting.

36. Chief Executive Officer

The Chief Executive Officer shall be the chief executive officer of the Company and shall have the general powers and duties of supervision and management usually vested in the office of chief executive officer of a company. The Chief Executive Officer shall act as chairman at all meetings of the Members if present thereat, and, in the absence or non-election of the Chairman as chairman at any meeting of the Board, at all meetings of the Board if present thereat, provided that the Chief Executive Officer is also a Director.

37. President

The President shall be the Chief Operating Officer of the Company and shall have general supervision, direction and control of the business of the Company.

38. Vice-President

Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board.

39. Treasurer

The Treasurer, if one be elected, shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Company. The Treasurer, if one be elected, shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer, if one be elected, shall disburse the funds of the Company as may be ordered by the Board or the President, taking proper vouchers for such disbursements. The Treasurer, if one be elected, shall render to the President and Board at the regular meetings of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Board, the Treasurer, if one be elected, shall give the Company a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board shall prescribe.

40. Secretary

The Secretary shall give, or cause to be given, notice of all meetings of Members and Directors, and all other notices required by law or by these Bye-laws, and in case of his or her absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President or the Board as provided in these Bye-laws. The Secretary shall attend all meetings of the Board and of the Members and shall record all votes and the minutes of all the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board. The Secretary shall perform such other duties as may be assigned to him or her by the Board or the President.

41. Assistant Treasurers and Assistant Secretaries

Assistant Treasurers and Assistant Secretaries, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board.

42. Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

43. Obligations of Board to keep minutes

(1) The Board shall cause minutes to be duly entered in books provided for the purpose:

(a) of all elections and appointments of Officers;

(b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

(2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

44. Indemnification of Directors and Officers of the Company

(1) The Directors, Chief Executive Officer, President, any Vice-President, Treasurer, Secretary, any Assistant Treasurer, any Assistant Secretary and other Officers (such term to include, for the purposes of Bye-laws 44 and 45, any person appointed to any committee by the Board) and employees and agents of the Company or any Subsidiary of the Company who has acted or is acting in relation to any of the affairs of the Company or any Subsidiary thereof and the liquidator or trustees (if any) who has acted or is acting in relation to any of the affairs of the Company, and every one of them, and their heirs, executors and administrators (each, an “Indemnified Person”), shall be indemnified and held harmless out of the assets of the Company from and against all liabilities, actions, costs, charges, losses, damages and expenses (including liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, and the indemnity contained in this Bye-law shall extend to any Director, Chief Executive Officer, President, Vice-President, Treasurer, Secretary, Assistant Treasurer, Assistant Secretary and other Officer acting in any office or trust on the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect to such appointment or election, or in relation thereto, provided, that this indemnity shall not extend to any matter prohibited by the Act.

(2) Any indemnification under this Bye-law 44, unless ordered by a court, shall be made by the Company only as authorised in the specific case upon a determination that indemnification of such Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in Bye-law 44(1). Such determination shall be made (a) by the Board by a majority vote of disinterested Directors or (b) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion or (c) by a majority vote of the Members. The Company shall purchase and maintain insurance to protect itself and any Director, Chief Executive Officer, President, Vice-President, Treasurer, Secretary, Assistant Treasurer, Assistant Secretary and other Officer or employee entitled to indemnification pursuant to this Bye-law 44, to the fullest extent permitted by law.

(3) Expenses (including attorneys’ fees) actually and reasonably incurred by any Director, Chief Executive Officer, President, Vice-President, Treasurer, Secretary, Assistant Treasurer, Assistant Secretary, other Officer or employee of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof for which indemnification is sought pursuant to Bye-law 44(1) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall be ultimately determined that such Indemnified Person is not entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law; provided, that if it is determined by either (a) a majority vote of Directors who were not parties to such action, suit or proceeding or (b) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion, that there is no reasonable basis to believe that such Indemnified Person is entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law, then no expense shall be advanced in accordance with this Bye-law 44(3). Such expenses (including attorneys’ fees) incurred by agents of the Company may be paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board deems appropriate.

(4) The indemnification and advancement of expenses provided in these Bye-laws shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may now or hereafter be entitled under any statute, agreement, vote of Members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(5) The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law 44 shall, unless otherwise provided when authorised or ratified, continue as to a Person who has ceased to hold the position for which such Person is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(6) No amendment or repeal of any provision of this Bye-law 44 shall alter, to the detriment of any Person, the right of such Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

45. Waiver of claim by Member

Each Member agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any Subsidiary thereof, provided, such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

46. Place of meetings

Meetings of the Members of the Company for the election of Directors or for any other purpose shall be held at such place, either within or outside of Bermuda, as shall be designated from time to time by the Board and stated in the notice of the meeting.

47. Annual general meeting

The annual general meeting of the Company for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such time and date as may be designated from time to time by the Board and set forth in the notice.

48. Special general meeting

(1) Except as specified in Bye-law 48(2), special general meetings of the Company, may be called at any time only by the Chairman of the Board, if one be elected, the Chief Executive Officer, the President or by the Board pursuant to a resolution approved by a majority of the entire Board. Special general meetings of the Members may be held at such time and date as shall be stated in the notice of meeting.

(2) Notwithstanding the foregoing, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition shares representing ten percent (10%) or more of the paid up capital of the Company at the date of the deposit carrying the right to vote at general meetings, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

49. Annual and special general meeting procedures

(1) Nominations of persons for election to the Board and the proposal of business to be considered by the Members may be made at an annual general meeting of the Company (a) pursuant to the Company’s notice with respect to such meeting, (b) by or at the direction of the Board or (c) by any person who: (i) is a Member of record on the date of the giving of the notice provided for in this Bye-law and on the record date for the determination of Members entitled to receive notice of and vote at such meeting; and (ii) complies with the notice procedures set forth in this Bye-law.

(2) For nominations or other business to be properly brought before an annual general meeting by a Member pursuant to Bye-law 49(1)(c), the Member must have given timely notice thereof in writing to the Secretary of the Company and such business must be a proper matter for such Member action under the Act. To be timely, a Member’s notice shall be delivered to the Secretary of the Company at the registered office of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual general meeting and in any event at least forty-five (45) days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual general meeting of Members; provided, that, if no proxy materials were mailed by the Company in connection with the preceding year’s annual general meeting, or if the date of the annual general meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date, notice by the Member to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual general meeting and not later than the close of business on the later of the ninetieth day prior to such annual general meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment of an annual general meeting commence a new time period for the giving of a Member’s notice as described above. Such Member’s notice shall set forth: (a) as to each person whom the Member proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder, or any successor provisions, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Member and of any beneficial owner on whose behalf the proposal is made; and (c) as to the Member giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (i) the name and address of such Member, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such beneficial owner Member and such Member.

(3) Notwithstanding anything in the second sentence of Bye-law 49(2) to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Company at least one hundred (100) days prior to the first anniversary of the preceding year’s annual general meeting, a Member’s notice required by this paragraph shall also be considered timely but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the registered office of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

(4) Only such business as shall have been brought before the special general meeting of Members pursuant to the Company’s notice of meeting pursuant to Bye-law 53 shall be conducted at such meeting. Nominations of persons for election to the Board may be made at a special general meeting of the Company at which Directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board or (b) by any person who: (i) is a Member of record on the date of the giving of the notice provided for in this Bye-law and on the record date for the determination of Members entitled to receive notice of and vote at such meeting; and (ii) complies with the notice procedures set forth in this Bye-law. Nominations by Members of persons for election to the Board may be made at such a special general meeting if the Member’s notice required by Bye-law 49(2) shall be delivered to the Secretary at the registered office of the Company not later than ten (10) days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which a public announcement is first made of the date of the special general meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the adjournment of a special general meeting commence a new time period for the giving of a Member’s notice as described above.

(5) Only persons nominated in accordance with the procedures set forth in this Bye-law 49 shall be eligible to serve as Directors and only such business shall be conducted at an annual general meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bye-laws and, if any proposed nomination or business is not in compliance with these Bye-laws, to declare that such defective proposed business or nomination shall not be presented for Member action at the meeting and shall be disregarded.

(6) For purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(7) Notwithstanding the foregoing provisions of this Bye-law 49, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Bye-law 49. Nothing in this Bye-law 49 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

50. Voting

(1) Each Member entitled to vote in accordance with the provisions of these Bye-laws shall be entitled to such number of votes as provided in these Bye-laws, in person or by proxy, for each share entitled to vote held by such Member, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. At all meetings of Members, all matters, except for the election of Directors and except as otherwise provided by applicable law or these Bye-laws, shall be determined by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting at which a quorum is present and entitled to vote on the subject matter. Directors shall be elected by a majority of the votes cast in uncontested elections, and by a plurality of the votes cast in contested elections, at the annual general meeting of the Company.

(2) At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

(3) In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

(4) At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

(5) At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

(6) Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a) the chairman of such meeting; or

(b) at least three Members present in person or represented by proxy; or

(c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

(7) Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

(8) A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

(9) Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

51. Written resolutions

(1) Subject to Bye-law 51(6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members, may, without a meeting, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution or the record date determined pursuant to Bye-law 70 would be entitled to attend the meeting and vote on the resolution.

(2) A resolution in writing may be signed by any number of counterparts.

(3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date. Any resolution in writing may be signed within or outside the United States; provided that no such resolution shall be valid unless the signature of the last Member signing such resolution is affixed outside of the United States.

(4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

(6) This Bye-law shall not apply to:

(a) a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

52. Quorum

Except as otherwise required by applicable law or these Bye-laws, the presence, in person or by proxy, two or more persons present at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall constitute a quorum at all meetings of the Company. If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Chairman of the Board, if one be elected, the Chief Executive Officer, the President or other person entitled to chair the meeting or a majority in voting interest of the Members entitled to vote thereat, present in person or by proxy may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

53. Notice of meetings

(1) Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each Member entitled to vote thereat at his address as it appears on the register of Members of the Company, not less than ten (10) nor more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any special general meeting without the unanimous consent of all the Members entitled to vote thereat.

(2) The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings of that meeting.

54. Short notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, which majority must hold not less than ninety-five percent (95%) in nominal value of the shares having the right to attend and vote thereat in the case of a special general meeting.

55. Postponement or cancellation of meetings

The Secretary or any Director may postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided, that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed cancelled meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

56. Adjournment of meetings

(1) The chairman of a general meeting may, with the consent of at least a majority of the Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), at any general meeting whether or not a quorum is present adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws with respect to a special general meeting of the Company.

(2) In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

(a) it is likely to be impracticable to hold or continue that meeting because of the number of Members who are not present; or

(b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

57. Decision of chairman

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

58. Instrument of proxy

(1) Every Member entitled to vote has the right to do so either in person or by one or more persons authorised by a proxy executed and delivered in accordance with these Bye-laws. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his or her attorney authorised by him or her in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. A Member that is the holder of two or more shares may appoint more than one proxy to represent such Member and vote on its behalf in respect of different shares.

(2) The instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the registered office of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) not less than 24 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

(3) Instruments of proxy shall be in any common form or other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

(4) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided, that no notice in writing of such death, insanity or revocation shall have been received by the Company at the registered office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

(5) Subject to the Act, the Board may, or the chairman of the relevant meeting may at his or her discretion (with respect to such meeting only), waive any of the provisions of these Bye-laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Member at general meetings or to sign written resolutions. The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

(6) Any Member may irrevocably appoint a proxy and in such case: (i) such appointment shall be irrevocable in accordance with the terms of the instrument of appointment; (ii) the Company shall be given notice of the appointment, such notice to include the name, address, telephone number and electronic mail address of the proxy, and the Company shall give to such proxy notice of all meetings of shareholders of the Company; (iii) such proxy shall be the only person entitled to vote the relevant Shares at any meeting at which such proxy is present; and (iv) the Company shall be obliged to recognise the proxy until such time as such proxy shall notify the Company in writing that the appointment of such proxy is no longer in force.

59. Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorise one or more persons as it thinks fit to act as its representative at any meeting of the Members and the person or persons so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person or persons represent as that corporation could exercise if it were an individual Member. Such corporation shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a person so authorised is present at the meeting. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

SHARE CAPITAL AND SHARES

60. Rights of shares

(1) Subject to any resolution of the Members to the contrary and without prejudice to any special rights conferred on the holders thereby of any other class or series of shares, the share capital of the Company shall consist of a single class of Common Shares. Subject to the provisions of these Bye-laws, the holders of the Common Shares shall:

(a) be entitled to one vote per share;

(b) be entitled to share equally and ratably in such dividends as the Board may from time to time declare;

(c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to share equally and ratably in the surplus assets of the Company; and

(d) generally be entitled to enjoy all of the rights attaching to shares.

(2) All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

61. Power to issue shares

(1) Subject to the provisions of these Bye-laws and to any limitations prescribed by law, and without prejudice to any special rights previously conferred on the holders of any existing class or series of shares, the unissued shares (whether forming part of the original share capital or any increased share capital) shall be at the disposal of the Board, which may issue, offer, allot, exchange or otherwise dispose of shares or options, warrants or other rights to purchase shares or securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issuance of shares or options, warrants or other rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine.

(2) Subject to the provisions of these Bye-laws and any limitations prescribed by law, and without prejudice to any special rights previously conferred on the holders of any existing class or series of shares, the Board is authorized to issue non-voting Common Shares that do not entitle the holders thereof to voting rights.

(3) Subject to the provisions of these Bye-laws and any limitations prescribed by law, and without prejudice to any special rights previously conferred on the holders of any existing class or series of shares, the Board is authorized to issue any unissued shares of the Company on such terms and conditions as it may determine and any class or series of shares may be issued with such preferred or other special rights as the Board may determine. The Board may establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences, redemption provisions, restrictions and rights to such class or series and the qualifications, limitations or restrictions thereof. The terms of any class or series of shares shall be set forth in a Certificate of Designation in the minutes of the Board authorising the issuance of such shares and such Certificate of Designations shall be attached as an exhibit to these Bye-laws, but shall not form part of these Bye-laws, and may be examined by any Member on request. The rights attaching to any Common Share shall be deemed not to be altered by the allotment of any class or series of shares issued pursuant to this Bye-law 61(3) even if such class or series of shares does or will rank in priority for payment of a dividend or in respect of capital or surplus or confer on the holder thereof voting rights more favourable than those conferred by such Common Share and shall not otherwise be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

(4) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(5) The Company may from time to time do any one or more of the following things:

(a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

(b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up;

(c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

62. Variation of rights and alteration of share capital

(1) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of seventy-five percent (75%) of the issued and outstanding shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(2) The Company may if authorized by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit, including the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

63. Registered holder of shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

(2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares, any one holder can give an effectual receipt for any dividend paid in respect of such shares.

64. Death of a joint holder

Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

65. Share certificates

(1) Every Member shall be entitled to a share certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

(3) If any such certificate shall be proved to the satisfaction of the Secretary to have been worn out, lost, mislaid or destroyed the Secretary may cause a new certificate to be issued and request an indemnity for the lost certificate if he or she sees fit.

66. Calls on shares

The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue).

67. Forfeiture of shares

(1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice providing that if payment of the call and interest thereon in respect of such Member’s shares is not paid such shares shall be liable to forfeiture.

(2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

REGISTER OF MEMBERS

68. Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

69. Inspection of Register of Members

(1) The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

(2) Subject to the provisions of the Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers and the contents thereof.

70. Determination of record dates

Notwithstanding any other provision of these Bye-laws, but subject to applicable law and the rules of any stock exchange, the Board may fix any date as the record date for:

(a) determining the Members entitled to receive any dividend;

(b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company (and the Board may determine a different record date for any adjournment or postponement thereof);

(c) determining the Members entitled to execute a resolution in writing; and

(d) determining the number of issued and outstanding shares for or in connection with any purpose.

TRANSFER OF SHARES

71. Instrument of transfer

(1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form “A” in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided, that in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

(3) Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

(4) Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

72. Restriction on transfer

(1) Subject to the Act, this Bye-law 72 and such other of the restrictions contained in these Bye-laws and elsewhere as may be applicable, any Member may sell, assign, transfer or otherwise dispose of shares of the Company at the time owned by it and, upon receipt of a duly executed form of transfer in writing, the Directors shall procure the timely registration of the same. If the Directors refuse to register a transfer for any reason they shall notify the proposed transferor and transferee within thirty days of such refusal.

(2) The Board in its sole discretion may decline to register the transfer of any shares if the Board determines that the transfer of shares of the Company by any Member may result in adverse tax, regulatory or legal consequences to the Company, any of its Subsidiaries or any of the Members.

(3) Without limiting the foregoing, the Board shall decline to approve or register a transfer of shares unless all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

(4) The registration of transfers may be suspended at such time and for such periods as the Board may from time to time determine; provided, that such registration shall not be suspended for more than forty-five (45) days in any period of three hundred and sixty five (365) consecutive days.

(5) The Board may require any Member, or any Person proposing to acquire shares, to certify or otherwise provide information in writing as to such matters as the Board may request for the purpose of giving effect to Bye-law 72(2), including as to such Person’s status. Such request shall be made by written notice and the certification or other information requested shall be provided to such place and within such period (not less than ten (10) Business Days after such notice is given unless the Board and such Member or proposed acquiror otherwise agree) as the Board may designate in such request. If any Member or proposed acquiror does not respond to any such request by the Board as requested, or if the Board has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Board may decline to register any transfer or to effect any issuance or purchase of shares to which such request relates.

73. Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

74. Lien on shares

(1) The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not or whether subject to a condition or contingency) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not or whether subject to a condition or contingency) by such Member or his or her estate, either alone or jointly with any other Person, whether a Member or not, but the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Bye-law. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

(2) The Company may sell or purchase, in such manner and on such terms (including price) as the Board think fit, any shares on which the Company has a lien, but no sale or purchase shall be made unless a sum in respect of which the lien exists is then presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the relevant Member, or the Person, of which the Company has notice, entitled thereto by reason of such Member’s death or bankruptcy. Effective upon such sale or purchase, any certificate representing such shares prior to such sale shall become null and void, whether or not it was actually delivered to the Company.

(3) To give effect to any such sale the Board may authorise some Person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

(4) The proceeds of such sale or purchase shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the relevant Member or the Person entitled to the shares at the date of the sale.

TRANSMISSION OF SHARES

75. Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

76. Registration on death or bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

77. Declaration of dividends by the Board

The Board may, subject to any rights or restrictions at the time lawfully attached to any class or series of shares and subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

78. Other distributions

The Board may declare and make such other distributions (in cash or in specie), in proportion to the number of shares held by them, to the Members as may be lawfully made out of the assets of the Company.

79. Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special or general purpose.

80. Deduction of amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

81. Unclaimed dividends

Any dividend or distribution unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert and belong to the Company and the payment by the Board of any unclaimed dividend or distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

82. Interest on dividend

No unpaid dividend or distribution shall bear interest against the Company.

CAPITALIZATION

83. Issue of bonus shares

(1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or funds or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2) The Company may capitalise any sum standing to the credit of a reserve account or fund or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

84. Records of account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

(d) Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. No Member in its capacity as a Member shall have any right to inspect any accounting record or book or document of the Company except as conferred by the Act or as authorised by the Board.

85. Financial year end

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

86. Financial statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

AUDIT

87. Appointment of Auditor

Subject to the Act, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

88. Remuneration of Auditor

The remuneration of the Auditor appointed by the Members shall be fixed by the Members or by the Board, if it is authorised to do so by the Members, and the remuneration of the Auditor appointed by the Board shall be fixed by the Board

89. Vacancy of office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of disqualification, illness or other disability at a time when the Auditor’s services are required, the vacancy thereby created shall be filled in accordance with the Act.

90. Access to books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

91. Report of the Auditor

(1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

NOTICES

92. Notices to Members of the Company

A notice may be given by the Company to a Member:

(a) by delivering it to such Member in person; or

(b) by sending it by letter mail or courier to such Member’s address in the Register of Members; or

(c) by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose; or

(d) by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website.

93. Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

94. Service and delivery of notice

Any notice delivered in accordance with Bye-law 92(a), (b) or (c) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by facsimile or other method as the case may be. Any notice delivered in accordance with Bye-law 92(d) shall be deemed to have been served at the time when the requirements of the Act in that regard have been met. Whenever any notice is required to be given under the provisions of any law, or under the provisions of these Bye-laws, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SEAL OF THE COMPANY

95. The seal

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use inside or outside Bermuda.

96. Manner in which seal is to be affixed

The seal of the Company may, but need not be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director; or (ii) any Officer; or (iii) the Secretary; or (iv) any person appointed by the Board for the purpose. Any Director, Officer or Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

WINDING UP

97. Winding up/distribution by liquidator

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE-LAWS

98. Alteration of Bye-laws

(1) Except as provided in Bye-law 98(2) below, no Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board including the affirmative vote of not less than a majority of the Directors then in office and by a resolution of the Members including the affirmative vote of not less than a majority of the votes attaching to all shares in issue.

(2) Notwithstanding the foregoing, none of Bye-laws 4, 5, 12, 98 and 99 may be rescinded, altered or amended and no new Bye-law may be made that would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than a majority of the Directors then in office and by a resolution of the Members including the affirmative vote of not less than 66 2/3% of the votes attaching to all shares in issue.

AMALGAMATION AND MERGER VOTING

99. Member Vote to Approve an Amalgamation or Merger

A resolution proposed for consideration at a general meeting to approve the amalgamation or merger of the Company with any other company shall require the affirmative vote of a majority of the votes cast by Members present or represented by proxy and voting at such general meeting and the quorum for such general meeting shall be as set out in Bye-law 52.

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SCHEDULE – FORM A (BYE-LAW 71)

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED	[amount]
[transferor]

hereby sell assign and transfer unto	[transferee]

|of	[address]

[number of shares]

shares of	[name of Company]

Dated

(Transferor)

In the presence of:

(Witness)

(Transferee)

In the presence of:

(Witness)